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                                                                EXHIBIT 99.B1a

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

                      WILLIAM BLAIR READY RESERVES.  INC.


     WILLIAM BLAIR READY RESERVES, INC., a Maryland corporation (hereinafter called the Corporation) whose principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      The charter of the Corporation is hereby amended by changing
      ARTICLE I; NAME, to read as follows: The name of the corporation is WILLIAM BLAIR MUTUAL FUNDS, INC. (hereinafter called the
      "Corporation").

     The Board of Directors, at a meeting held February 5, 1991, unanimously approved and adopted a resolution in which was set forth the foregoing amendment to the Corporation's charter and recommended that the shareholders of both then existing series of the Corporation approve this amendment. A majority of the outstanding voting securities of each such series of the Corporation, such series being Ready Reserves Portfolio 4 Income Portfolio, approved this amendment at a shareholders meeting held April 23, 1991.



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     IN WITNESS WHEREOF, WILLIAM BLAIR READY RESERVES, INC.  has caused this to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 29, 1991.

                           WILLIAM BLAIR READY RESERVES, INC.


                           By: /s/James L. Barber, Jr.
                               -----------------------------------
                               James L. Barber, Jr.
                               President


Witness:


/s/Olga F. Theodore
------------------------
Olga F. Theodore
Secretary


     THE UNDERSIGNED, President of WILLIAM BLAIR READY RESERVES, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               /s/James L. Barber, Jr.
                               -----------------------------------
                               James L.  Barber, Jr.
                               President



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                           ARTICLES OF INCORPORATION
                                       OF
                       WILLIAM BLAIR READY RESERVES, INC.

     The undersigned, James L. Barber, Jr., whose office address is 135 South LaSalle Street, Chicago, Illinois 60603, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                  ARTICLE I
                                    NAME

     The name of the corporation is WILLIAM BLAIR READY RESERVES, INC. (hereinafter called the "Corporation").

                                 ARTICLE II
                             NATURE AND PURPOSE

     The nature of the business and the objects and purposes to be transacted, promoted or carried on are to engage in the business of an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), investing and reinvesting its assets in accordance with the provisions of these Articles of Incorporation ("Articles"), the Bylaws of the Corporation ("Bylaws") and applicable law. The general nature of its business shall be to buy, hold, sell, exchange, pledge and otherwise deal in notes, stock, bonds, options or other securities or investments of any nature; to do any and all acts and things



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necessary or incidental thereto to the extent permitted business corporations under the General Laws of Maryland as from time to time amended ("Maryland Law"); to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation; and to issue, sell, hold, redeem, purchase, transfer and reissue, or cancel the shares of its own capital stock.

                                 ARTICLE III
                     PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the place at which the principal office of the Corporation in this State will be located is c/o of The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, a corporation of this State, the post office address of which is 32 South Street, Baltimore, Maryland 21202.

                                 ARTICLE IV
                                  DIRECTORS

        4.1 The initial number of Directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation but shall never be less than three. The election of Directors need not be by ballot. The names of the Directors who shall act until the first meeting of shareholders and until their successors are duly elected and qualify are:


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                                 Vernon Armour
                                 Conrad Fischer
                               James M.  McMullan

        4.2 Any determination made in good faith and, as far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, shall be final and conclusive as to the amount of the assets, debts, obligations or liabilities of the Corporation or of any class of stock of the Corporation; as to the amount of any reserves or charges set up and the propriety thereof; as to the time or purpose for creating such reserves or charges, or the use, alteration or cancellation of any reserves or charges (irrespective of whether any debt, obligation or liability for such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation; as to the value of any asset; as to the allocation of any asset to a particular class or classes of shares; as to the funds available for the declaration of dividends, or as to the declaration of dividends; as to the charging of any liability to a particular class or classes of shares; as to the number of outstanding shares of any class or classes; as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares;-as to the ability to liquidate investments in an orderly fashion; or as to any other matters relating to the issuance, sale, purchase or redemption or other acquisition or disposition of investments or its shares, or the determination of the net asset value per share of any class.


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                                  ARTICLE V
                                CAPITAL STOCK

        5.1 The total number of shares of all classes of stock which the Corporation, by resolution of the Board of Directors, shall have authority to issue is five billion (5,000,000,000), par value $0.001 per share, such shares having an aggregate par value of five million dollars ($5,000,000). Two billion (2,000,000,000) of such shares may be issued in the sole initial class, designated the Money Market Portfolio, subject, however, to the authority hereinafter granted to the Board of Directors to further classify and reclassify any such shares and, incident to such classification or reclassification or otherwise, to increase or decrease such number of shares. The balance of three billion (3,000,000,000) shares of such stock may be issued in such class, or in any new class or classes that may at any time be established by the Board of Directors, each consisting of such number of shares and having such preferences, conversion or other rights and such voting powers, restrictions, limitations as to dividends and qualifications and such terms or conditions of redemption, consistent with these Articles, as shall be determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, to whom authority so to establish and determine the same is hereby expressly granted.

        5.2 The Board of Directors is authorized, from time to time, by resolution, (a) to classify and reclassify any unissued shares of stock of the Corporation, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock, and (b) to increase or decrease the aggregate number of shares of the stock, or the number of shares of stock of any


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class, that the Corporation has authority to issue; but the number of shares of stock of any class shall not be reduced by the Board of Directors below the number of shares then outstanding.

        5.3 Each class of stock of the Corporation now or hereafter designated shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption:

                (1) Assets Belonging to the Class. All consideration received by the Corporation for the issue or sale of shares of a particular class, together with all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds), and together with any other assets of the Corporation which are not readily identifiable as belonging to a particular class and which are allocated by or under the supervision of the Board of Directors, in its sole discretion, to the class, are herein referred to collectively as "assets belonging to" such class. The determination of the Board of Directors or its delegate as to such allocation shall be final and conclusive. The power to make such determinations may be delegated by the Board of Directors from time to time to one or more of the Directors or officers of the Corporation, or to an agent of the Corporation appointed for such purpose.

                (2) Liabilities Belonging to the Class. The liabilities incurred in respect of the class (including, in the discretion of the Board of Directors or its delegate, accrued expenses and reserves), and any other liabilities of the Corporation which are not readily identifiable as belonging to a particular class and which are allocated by or under the supervision of the Board of Directors, in its sole discretion, to the class (and which shall

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        be charged against the assets belonging to the class) are herein referred to collectively as the "liabilities belonging to" such class. The power to make determinations as to the amount of liabilities, including accrued expenses and revenues, which are to be charged to one or more particular classes may be delegated by the Board of Directors from time to time to one or more of the Directors or officers of the Corporation, or to an agent of the Corporation appointed for such purpose.

                (3) Voting Powers. On each matter submitted to a vote of the shareholders, each holder of shares of all classes of stock of the Corporation shall be entitled to one vote or fraction thereof for each share or fraction thereof standing in the name of such shareholder on the books of the Corporation, and all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of class, shall be voted in the aggregate and not by class ("Single Class Voting"); provided, that: (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or by Maryland Law, or as to any matter that the Board of Directors determines, in its sole discretion, concerns only one or more particular class or classes, a separate vote by that class or classes shall apply in lieu of Single Class Voting as described above; (b) in the event that for any matter the separate vote requirements referred to in (a) above apply with respect to one or more class or classes, then, subject to (c) below, the shares of all other classes shall vote as a single class on that matter; and (c) when the matter to be acted upon does not affect the interests of a particular class or classes, then only shares of the affected class or classes shall be entitled to be voted thereon.


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                (4)     Net Asset Value.  The net asset value per share of any
        class shall be the quotient obtained by dividing the value of the net assets of that class (being the value of the assets belonging to that class less the liabilities belonging to that class) by the total number of shares of that class outstanding.

                (5) Dividends. The relative rights of the shares of each class to receive dividends shall be as set forth in Article X of these Articles.

                (6) Redemption. The relative rights of the shares of each class to be redeemed or repurchased shall be as set forth in Article VI of these Articles.

                (7) Liquidation. The relative rights of the shares of each class upon the liquidation of the Corporation or any class shall be as set forth in Article XI of these Articles.

                                 ARTICLE VI
                   ISSUANCE, SALE AND REDEMPTION OF STOCK

        6.1 The Corporation, pursuant to a resolution of the Board of Directors, may from time to time issue and sell or provide for the issuance and sale of any authorized but unissued shares of any class of stock of the Corporation. All shares of the Corporation sold shall be sold for cash or such other types of consideration as the Board of Directors may deem advisable, subject to such limitations and requirements as may be set forth in these Articles or the Bylaws or under applicable law.

        6.2 The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and receive dividends; and

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wherever the words "share" or "shares" are used in these Articles or in the
Bylaws they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

        6.3 No holder of shares shall, as a shareholder, have any preemptive rights including any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell, other than such right, if any, as the Board of Directors in its discretion may determine.

        6.4 Each holder of shares of a particular class shall have the right, at such times and on such terms and conditions as may be established by the Corporation, to require the Corporation to redeem all or any part of the shares of that class standing in the name of such shareholder on the books of the Corporation, at a redemption price per share equal to the net asset value per share of that class next determined in accordance with the Corporation's then current prospectus after the shares are properly tendered for redemption, less any redemption fee or other charge as may be determined from time to time by the Board of Directors and set forth in the Corporation's then current prospectus.

        6.5 The Corporation may redeem the shares owned by a shareholder at such time as the value of all the shareholder's shares of any class is less than a particular minimum amount that may be determined from time to time by the Board of Directors and set forth in the Corporation's then current prospectus, which amount in any event shall not be greater than $5,000.

        6.6 All redemptions or purchases of shares by the Corporation of any class of the Corporation's stock (a) shall be in cash, except that upon determination of the Board of


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Directors redemptions may be made in kind as provided in the Corporation's then current prospectus; and (b) shall be made solely from assets belonging to such class. Notwithstanding anything in this Article to the contrary, the Corporation may postpone payment of the redemption price and may suspend the right of holders of shares of any class to require the Corporation to redeem shares of that class during any period or at any time when and to the extent permissible under the 1940 Act. Any shares of any class of the Corporation's stock purchased or obtained by the Corporation by purchase or redemption shall be deemed retired and shall thereafter have the status of authorized but unissued shares of such class, until such time as the Board of Directors shall reissue such shares.

                                 ARTICLE VII
                          CUSTODIAN/TRANSFER AGENT

        7.1 The Corporation may employ a custodian, which shall be a bank or trust company having an aggregate capital, surplus and undivided profits of at least $10,000,000, pursuant to such terms and conditions as the Board of Directors may direct and as contained in the Bylaws.

        7.2 The Corporation may also employ such custodian, or some other party, as its agent to keep the books and accounts of the Corporation, and to furnish clerical and accounting services. The compensation to be paid to the custodian, or such other party, for such services as it may render to the Corporation shall be in such amount as may be agreed upon by the Corporation and the custodian, or such other party.

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        7.3     The Board of Directors in its discretion may employ a transfer agent, registrar or dividend disbursing agent for the Corporation under such terms and conditions as the Board shall deem advisable.

                                ARTICLE VIII
                               OTHER CONTRACTS

        8.1 The Corporation, in the discretion of the Board of Directors, may from time to time enter into a contract or contracts with any one or more parties as an underwriter, providing for the sale of the shares of this Corporation. Such contract or contracts may also provide for the repurchase of shares of this Corporation by such underwriter as agent of the Corporation.

        8.2 The Corporation, in the discretion of the Board of Directors, may from time to time enter into an investment advisory or management contract with any other person, firm or Corporation, hereinafter called the "manager," to furnish advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities, or other property, or to determine what securities or other property shall be purchased or sold by the Corporation, and to furnish the Corporation such management, investment advisory, statistical and research facilities and such other services and facilities, if any, as the Board of Directors may deem desirable upon such terms and conditions as the Board of Directors may determine.

        8.3 The Corporation, in the discretion of the Board of Directors, subject to the provisions of this Article, may in its discretion enter into any contract with any person, firm or corporation, irrespective of whether or not one or more of the Directors or officers of this Corporation may also be an officer, director, shareholder or member of such other person, firm


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or corporation, and such contract shall not be invalidated or rendered voidable by reason of any such relationship. No person holding such relationship shall be liable because of such relationship for any 1088 or expense to the Corporation under or by reason of such contract, or accountable for any profit realized directly or indirectly therefrom, provided that such contract when executed was reasonable and fair, consistent with the provisions of these Articles and approved by a majority of the Board of Directors of this Corporation who are not so related, or by the vote of a majority of the outstanding shares of this Corporation.

        8.4 Any contract entered into pursuant to the terms of this Article shall be consistent with and subject to the requirements of the 1940 Act, including any amendment thereto or other applicable act of Congress hereafter enacted, with respect to its duration, termination, authorization, approval, assignment, amendment or renewal.

                                 ARTICLE IX
                                  EXPENSES

        9.1 Subject to the limitations contained in this Article, the Directors shall be entitled to reasonable remuneration from the Corporation for their services as Directors in such amount as may from time to time be fixed by vote of the Board of Directors.

        9.2 The Corporation may incur such expenses as are necessary or appropriate in the performance of its functions and such expenses may include but are not limited to the following: compensation to be paid to any other party to an investment advisory or management contract with the Corporation entered into pursuant to Article VIII; the compensation to be paid to the officers, consultants and employees of the Corporation; office hire; ordinary office expenses;


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investment advisory, statistical and research facilities; directors' fees;
legal and accounting expenses; taxes and governmental fees; federal and state registration and qualification fees; cost of stock certificates; cost of reports and notices to shareholders; association dues; brokers' commissions; transaction costs; fees and expenses of any custodian; expenses of computing the net asset value; and fees and expenses of any transfer agent, registrar and dividend disbursing agent. During any period during which the determination of net asset value is suspended, the net asset value as last determined and effective shall for the purposes of this Article be deemed to be the net asset value as of the close of business on each business day until a new net asset value is again determined and made effective.

        9.3 The provisions of this Article shall not preclude the payment of reasonable fees for legal or accounting services to any firm of which a Director or officer of the Corporation may be a member, shareholder, officer or director, nor of customary brokerage charges in connection with the purchase or sale of securities to any firm in the brokerage business of which a Director or officer of the Corporation may be a member, shareholder, officer or director; and no part of any such fee, charge or compensation shall be deemed compensation to such officer or Director within the purview of this Article. No compensation, commission, fee or profit which may be received by the other party to a contract entered into pursuant to Article VII shall be deemed compensation to any officer or Director of the Corporation simply because such officer or Director is also an officer, director, shareholder or member of such other party.


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                                  ARTICLE X
                                  DIVIDENDS

        10.1 The Board of Directors may from time to time, in its discretion, declare, and the Corporation shall in such event pay, dividends to shareholders of any class of stock, in cash, shares of such class or any other property. The amount, source and payment thereof shall be within the discretion of the Board of Directors, except that distributions from assets belonging to a particular class of stock may be distributed only to the holders of shares of such class and calculated on the basis of generally accepted accounting principles. All dividends and distributions on shares of a particular class shall be distributed pro rata to the shareholders of that class in proportion to the number of shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions. No dividends or distributions need be made on shares purchased pursuant to orders received, or for which payment is made, after such date(s) and time(s) as the Board of Directors may determine.

        10.2 The dividends and distributions declared by the Board of Directors pursuant to Section 10.1 hereof may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory authorities and applicable law.

        10.3 The Corporation has the power, in the discretion of the Board of Directors, to distribute for any year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation as a regulated investment company to avoid any liability for federal income tax in respect to that year.


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        10.4     In the case of a dividend payable in shares of stock or cash at the election of a shareholder, the Board of Directors may prescribe whether a shareholder failing to express his election before a given time shall be deemed to have elected to take cash rather than shares, or to take shares rather than cash, or to take shares with cash adjustment of fractions.

                                  ARTICLE XI
                                 LIQUIDATION

        11.1 In the event that the determination of a majority of the Board of Directors to dissolve the Corporation is approved by the shareholders in accordance with Maryland Law, no further shares of the Corporation shall be issued, sold or purchased by the Corporation and the Directors shall immediately proceed to wind up the Corporation's affairs, liquidate the assets, pay all liabilities and expenses of the Corporation and distribute the remaining assets, if any, among the shareholders. The Board of Directors shall also do any other acts necessary to secure and complete the dissolution of the Corporation. Further, the Directors then holding office shall continue in office until the liquidation and dissolution of the Corporation has been completed. During the period of liquidation and until final distribution to the shareholders has been made, t he compensation of the Directors and all other parties shall be determined on the same basis as if the computation of the net asset value of the shares had been suspended.

        11.2 In the event of the liquidation or dissolution of the Corporation or of a particular class of stock of the Corporation, shareholders of each class to be liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, out of the assets of the class available for distribution to shareholders, the excess of the assets belonging to such class over


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the liabilities belonging to the class.  The assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation.

                                 ARTICLE XII
                               INDEMNIFICATION

        12.1 The Corporation shall indemnify its directors, officers, employees and agents to the maximum extent required, and may indemnify such directors, officers, employees and agents to the maximum extent permitted under Maryland Law, the 1940 Act or other applicable law, subject to the limitations set forth in these Articles and Bylaws.

        12.2 No provision of these Articles shall be effective (a) to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or any rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) to protect or purport to protect any Director, officer, employee or agent of the Corporation from liability to which (s)he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his/her office.

                                ARTICLE XIII
                                  AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by statute, upon the



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affirmative vote of a majority of the outstanding shares of the Corporation;
and all rights conferred upon shareholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, being the incorporator of William Blair Ready Reserves, Inc., I have executed these Articles of Incorporation, this 21st day of September, 1987.



                               /s/James L. Barber, Jr.
                               -----------------------------------
                               James L. Barber, Jr.


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